NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR CANADIAN PROVINCE, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

Flint Telecom Group, Inc.

Incorporated Under the Laws of the State of Nevada

No. A-1                                                                                                                                                                                           3,750,000 Common Stock
                                                                      Purchase Warrants

CERTIFICATE FOR COMMON STOCK
PURCHASE WARRANTS

1.           Warrants.  Flint Telecom Group, Inc. (the “Company”) hereby certifies that Redquartz Atlanta, LLC, or registered permitted assigns (the "Holder"), is entitled to purchase from the Company, on the terms and subject to the provisions of this Warrant, at any time during the period (the “Exercise Period”) commencing on the date of this Warrant and ending at 5:00 P.M. Eastern Time on January 29, 2011 (the "Expiration Date"), 3,750,000 shares of common stock of the Company, par value $.01 per share (“Common Stock”), at a purchase price of forty cents ($0.40) per share (the "Exercise Price").

2.           Transfer of Warrants. The Warrants represented by this Warrant Certificate shall not be transferable except upon written consent of the Company to such transfer or the death of the Holder and then, in such case of death, only to the estate of the Holder or pursuant to the Holder's will or the applicable laws of descent and distribution.

3.           Exercise of Warrant. (a) This Warrant may be exercised in whole or in part at any time on or before the Expiration Date upon surrender of this Warrant Certificate together with the Form of Election to Purchase (the “Purchase Form”) duly completed and executed, together with (except as provided in Section 3(b) hereof) payment of the Exercise Price, at the offices of the Company, 3390 Peachtree Rd. NE, Suite 1000, Atlanta, GA 30326.  If this Warrant is exercised in part, then the Holder shall be entitled to receive a new Warrant covering the remaining number of shares of Common Stock not exercised.  Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, or upon delivery of the Form of Election to Convert attached hereto (the “Conversion Notice”) without delivery of this Warrant, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise or conversion, as the case may be, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

(b) In lieu of exercising this Warrant by payment of the Exercise Price pursuant to Section 3(a) of this Warrant, and subject to the limitations provisions of Section 3(c) of this Warrant, if the Current Market Price of the Common Stock (determined in accordance with the provisions of the Conversion Notice) is greater than the Exercise Price, then the Holder shall have the right, on notice to the Company by delivery of the Conversion Notice, to convert this Warrant, in whole or in part to the extent that this Warrant has not been exercised pursuant to said Section 3(a) of this Warrant or converted pursuant to this Section 3(b), for the

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number of shares of Common Stock determined in accordance with the “Calculation of Warrant Conversion” section of the Conversion Notice. The parties understand and agree that, for purposes of Rule 144 of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), if the holder converts this Warrant pursuant to this Section 3(b), its holding period will commence on the date hereof.  Conversion of the Warrant shall be elected by the Holder delivering to the Company the Conversion Notice, duly completed and executed, to the offices of the Company, 3390 Peachtree Rd. NE, Suite 1000, Atlanta, GA 30326.

(c)           If the Common Stock to be issued upon the exercise of this Warrant are not covered by an effective registration statement under the Securities Act, then unless the Holder otherwise does not need to rely upon the provisions of Rule 144 of the Securities Act in connection with a sale or transfer of the Common Stock to the issued upon the exercise of this Warrant, the exercise of this Warrant shall be effected as a “cashless exercise” pursuant to the provisions of Section 3(b) above.

4.           Expiration of Warrants.  No Warrant may be exercised after 5:00 p.m. Eastern Time on the Expiration Date and any Warrant not exercised by such time shall become void, unless the Expiration Date of this Warrant is extended by the Company.

5.           Delivery of Shares.  (a)                                                       No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise or conversion of this Warrant, the Company shall round the number of shares of Common Stock to be issued to the next higher integral number of shares.

(b) Except as otherwise set forth herein, upon delivery of a completed Purchase Form accompanied, if the exercise is not a cashless exercise, by payment of the Exercise Price, not later than three (3) business days after the Exercise Date (such third day being the “Delivery Date”), the Company shall deliver to the Holder a certificate or certificates which, after the effective date of a registration statement covering the shares of Common Stock issuable upon exercise of this Warrant (the “Effective Date”), shall be free of restrictive legends and trading restrictions (other than those required by the Securities Act) representing the number of shares of Common Stock being acquired upon such exercise. After the Effective Date and if then available, the Company shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Company under this Section 5(b) electronically through the Depository Trust Company or another established clearing company performing similar functions if the Company’s transfer agent has the ability to deliver shares of Common Stock in such manner. If in the case of any exercise of this Warrant such certificate or certificates are not delivered to or as directed by the applicable Holder by the second day after the Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the conversion shall be deemed void ab initio.

(c) The Company’s obligations to issue and deliver the Common Stock upon exercise of this Warrant in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such shares. In the absence of an injunction precluding the same, the Company shall issue the Common Stock upon a properly executed Purchase Form. If the Company fails to

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deliver to the Holder such certificate or certificates pursuant to this Section 5(c) within three (3) trading days of the Delivery Date applicable to such exercise, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Value of the Warrant being exercised, $50 per trading day (increasing to $100 per trading day three (3) trading days after such damages begin to accrue and increasing to $200 per trading day six (6) trading days after such damages begin to accrue) for each trading day after the Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon exercise within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(d) If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section52(c) by the Delivery Date, and if after such Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder was entitled to receive upon the exercise relating to such Delivery Date (a “Buy-In”), then the Company shall pay in cash to the Holder the amount by which (a) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (b) the product of (x) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the exercise at issue multiplied by (y) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Borrowers. Nothing in this Section 2(d) shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant pursuant to its terms.

6.           Adjustment of Exercise Price.   (a)                                                                           If the Company shall, subsequent to the date of the initial issuance of this Warrant, (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares or otherwise effect a stock split or distribution, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 3, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 6(a)) be issuable on such exercise by a fraction of which (i) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 6(a)) be in effect, and (ii) the denominator is the Exercise Price in effect on the date of such exercise (prior to any adjustment to the number of shares issuable, as may be made pursuant to the provisions of Section 6(d) below).

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(b) If, while this Warrant is outstanding, the Company sells or otherwise issues any Convertible Securities, shares of Common Stock, or shares of any class of capital stock at a price per share of Common Stock, or with a conversion right or exercise price to acquire Common Stock at a price per share of Common Stock (other than (x) an Exempt Issuance (hereinafter defined), or (y) an issuance covered by Section 6(a) of this Warrant), that is less than the Exercise Price in effect at the time of such sale (such lower price being referred to as the “Lower Price”), the Exercise Price shall be reduced to an amount equal to the Lower Price. Such adjustment shall be made successively whenever any such sale or other issuance at a Lower Price is made. The term “Convertible Security” shall mean any debt or equity security or instrument upon the conversion or exercise of which shares of Common Stock may be issued.  For purposes hereof, “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company pursuant to the Company’s outstanding stock option or long-term incentive plans, (b) securities upon the exercise or conversion of the Securities issued hereunder, in payment of principal or interest on indebtedness of the Company, (c) securities issued pursuant to acquisition, licensing agreements, or other strategic transactions, provided any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company (including, without limitation, a company engaged primarily in research and development) in a business which the Company’s board of directors believes is beneficial to the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For purposes of the parenthetical clause in clause (a), an investor relations firm that is not involved in fund raising is not deemed to be consultant whose services are related to the raising of funds.

(i) For purposes of this Section 6(b), the price at which such shares of Common Stock are issued shall be the consideration paid for the Common Stock or the price at which the Company agrees to issue shares of Common Stock. The price at which any Convertible Security is issued shall be the amount received for the issuance of the Convertible Security plus the minimum amount of additional consideration which is payable upon exercise or conversion of the Convertible Security. If the Company issues securities as a unit, regardless of whether such issuance is defined as a unit, a separate computation shall be made with respect to (x) shares of Common Stock and convertible securities (based on the maximum number of shares of Common Stock which may be issued upon conversion, including conversion of interest or dividends, but excluding warrants, rights and options) and (y) warrants, options or rights, with a separate computation being made as to each warrant, option or right which is issued. If warrants, options or rights are issued, the Company shall not be deemed to have received any consideration for the issuance of the shares upon exercise of the warrant, option or right other than the lowest exercise price provided therein. If the Company has an agreement which provides for the issuance of shares at a fixed price or a formula price with a maximum price, the Company shall be deemed to have issued securities at such maximum price regardless of whether any securities are actually sold, and any issuance of securities below such maximum price shall, if such price is a Lower Price, be a sale which results in an adjustment pursuant to this Section 6(b).

(ii) Any stock or convertible securities (other than warrants or options which shall be valued at the lowest stated exercise price thereof) issued for services that are not Exempt Issuances shall, for purposes of this Warrant, be valued at the par value thereof unless such issuance is made with the prior written approved of the Holder, not to be unreasonably withheld, in which event the securities shall be valued in the manner as set forth in the Holder’s approval.

(c) If the Company shall, subsequent to the date of initial issuance of this Warrant, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per

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share) less than the Current Market Price per share of Common Stock for the record date mentioned below, if issuance does not result in an adjustment pursuant to Section 6(b) of this Warrant, the Exercise Price shall be adjusted to an adjusted Exercise Price equal to the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price per share of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and shall be effective regardless of whether such rights are exercised or expire in whole or in part unexercised. The provisions of this Section 6(c) are in addition to the provisions of Section 6(b) and any adjustment pursuant to this Section 6(c) shall be made after the application of Section 6(b).

(d) Subject to the provisions of Section 6(a) of this Warrant, whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this Section 6, the number of shares of Common Stock issuable upon exercise or conversion of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on immediately prior to the adjustment by the Exercise Price then in effect and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and, if any adjustment made pursuant to said Section 6 would result in an Exercise Price which would be less than the par value per share, then, in such event, the Exercise Price per share shall be the par value per share; provided, however, that the limitation contained in this sentence shall not limit the number of shares of Common Stock issuable upon exercise or conversion of this Warrant.

(e)           Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price, so that the aggregate amount delivered by the Holder to the Company in connection with an exercise of this entire Warrant after the adjustment, shall be equal to the aggregate amount that would have been delivered by Holder to the Company in connection with an exercise of this entire Warrant immediately prior to such adjustment.

7.           Adjustments for Reorganization, Consolidation, Merger, or Sale of Assets.  If at any time while the Warrant, or any portion thereof, remains outstanding and unexpired, should there occur a reorganization, merger, or consolidation; or should there occur a sale or transfer of the Company’s assets or properties substantially in entirety as part of a reorganization, merger or consolidation, then lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of the Warrant, or any unexpired exercisable portion thereof, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, consolidation, merger, sale or transfer that the Holder would have been entitled to if the Warrant, or portions thereof, had been exercised immediately prior to the event.  The foregoing shall apply similarly to any successive reorganizations, consolidations, mergers, sales or transfers that may occur while the Warrant, or any portion thereof, remains exercisable.

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8.           Reservation of Stock Underlying the Warrant.  At all times until the expiration of the Warrant, the Company will use commercially reasonable efforts to cause the Company to authorize, reserve, and keep available, solely for issuance and delivery upon the exercise of the Warrant, the shares of Common Stock of the Company that shall be receivable upon exercise or conversion of the Warrant.

9.           Underlying Stock to be Fully Paid and Non-Assessable.  The Company covenants that the shares of Common Stock issuable upon exercise of the Warrant shall be duly and validly issued, fully paid, non-assessable, and free of any liens, charges, and all taxes with respect to the issue thereof.

10.           No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or other method or venue, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but shall at all times, in good faith, take all such actions as may be necessary or appropriate in order to protect the rights of the Holder thereunder against impairment.

11. Exchange or Loss of Warrant. Subject to the provisions of Section 2 hereof, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

12. Rights of the Holder. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and the Note and are enforceable against the Company only to the extent set forth herein and therein, and as provided by applicable law.

13.           Notices.  Any notice or other communication between parties hereto shall be sufficiently given if delivered in accordance with the provisions of the Common Stock and Warrant Purchase Agreement, dated of even date herewith, between the Company and the Holder.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its CEO and by its Secretary.

Dated:   January 29, 2009

Flint Telecom Group, Inc.
Attest:

/s/ Tali Durant                                                                                     /s/ Vincent Browne
_________________________________                          By_______________________________________
Tali Durant, Secretary                                                                                      Vincent Browne, CEO

FORM OF ELECTION TO PURCHASE

(To be executed by the Holder if he desires to exercise
Warrants evidenced by the within Warrant Certificate)

To: Flint Telecom Group, Inc.:

The undersigned hereby irrevocably elects to exercise ____________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $____________ and any applicable taxes.

The undersigned requests that certificates for such shares be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR
   TAX IDENTIFICATION NUMBER

_______________________________                                                                           ______________________________________
(Please print name and address)

_______________________________                                                                           ______________________________________

_______________________________                                                                           ______________________________________

If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

_______________________________________________________
_______________________________________________________
_______________________________________________________
(Please print name and address)

Dated: ____________________                                                                Signature: _____________________________________

NOTICE:
The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Election to Purchase must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:  __________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES:  NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

FORM OF ELECTION TO CONVERT

TO:           Flint Telecom Group, Inc.

Pursuant to Section 5 of the Warrant, the undersigned hereby irrevocably elects to convert ____________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________ full shares of Common Stock issuable upon conversion of said Warrants.  A conversion calculation is attached hereto.

The undersigned requests that certificates for such shares be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR
   TAX IDENTIFICATION NUMBER

_______________________________                                                                                     ______________________________________
(Please print name and address)

If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so converted be issued in the name of and delivered to:

(Please print name and address)

Dated: ____________________                                                                           Signature: _____________________________________

NOTICE:
The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Election to Convert must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

CALCULATION OF WARRANT CONVERSION

X =                       Y(A-B)
A

Where:	X =	the number of Shares and/or Warrants to be issued to the Holder;

Y =           the number of Shares and/or Warrants to be converted;

A =           the Current Market Price of one share of Common Stock, to be defined as the average of the closing prices for the common stock for the five (5) trading days ending immediately prior to the Exercise Date; and

B =           the Share Exercise Price.

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